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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 13, 1999



                            Apogee Enterprises, Inc.
             (Exact name of registrant as specified in its charter)

                           Commission File No. 0-6365

       Minnesota                                      41-0919654
       (State or other jurisdiction of                (IRS Employer
       incorporation or organization)                 Identification No.)


                      7900 Xerxes Avenue South, Suite 1800
                        Minneapolis, Minnesota 55431-1159
                    (Address of principal executive offices)

                                 (612) 835-1874
              (Registrant's telephone number, including area code)
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Item 2.  Acquisition or Disposition of Assets.

         On May 13, 1999, Apogee Enterprises, Inc. (the "Company") completed the sale of all of the outstanding shares of capital stock of Harmon, Ltd. (the "Harmon Shares"), a wholly-owned subsidiary of the Company to CH Holdings, Inc. in accordance with the terms of a Stock Purchase Agreement dated as of April 9, 1999 (the "Stock Purchase Agreement"). The purchase price for the Harmon Shares was approximately $12,000,000, subject to certain post-closing adjustments. This purchase price consisted of $2,000,000 in cash and CH Holdings, Inc.'s delivery to the Company of a subordinated purchase money note in the principal sum of $10,185,000, subject to adjustment in accordance with the Stock Purchase Agreement.

Item 7.  Financial Statements and Exhibits

(c)      Exhibits

         99.1     Press Release dated May 13, 1999.
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                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.


                                      APOGEE ENTERPRISES, INC.



Date:  May 25, 1999                   By: /s/ Russell Huffer
                                          --------------------------------------
                                          Russell Huffer
                                          President and Chief Executive Officer